SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 21, 1998
                                                          (April 21, 1998)

                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          .... DELAWARE ................. 1-9318 ....... 13-2670991 ...
        (State or other jurisdiction   (Commission     (IRS Employer
        of incorporation)              File Number)   Identification No.)



       777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ........ 94404...
      (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code..(650) 312-3000


                -------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

Item 7.      Financial Statements and Exhibits

(c)Exhibits

Exhibit "A" - Press Release issued on April 21, 1998 by Franklin Resources, Inc.

                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       FRANKLIN RESOURCES, INC.
                       (Registrant)


Date: April 21, 1998  /s/ Leslie M. Kratter
                      ----------------------
                       LESLIE M. KRATTER
                       Vice President

                                Exhibits


          A.  Press Release issued on April 21, 1998 by Franklin Resources, Inc.

FROM       Franklin Resources, Inc.
           Public Relations: Holly Gibson (650) 312-4701
           Investor Relations: Bijan Modanlou (650) 525-7584 www.frk.com

                                                         For Immediate Release

              Franklin Resources Announces Second Quarter Results

      San Mateo, CA, April 21, 1998 -- Franklin Resources, Inc. (NYSE:BEN) today reported net income of $126.7 million for the second fiscal quarter of 1998, compared to $101.4 million a year ago and $130.5 million for the quarter ended December 31, 1997. Operating revenues for the quarter were $673.7 million compared to $519.2 million a year ago and $632.4 million for the preceding quarter.

Assets under management by the Company's subsidiaries were $242.0 billion, compared with $189.9 billion this time last year and $221.0 billion in the preceding quarter. Quarterly average assets under management during the quarter were $229.4 billion compared with $186.8 billion last year, and $220.6 billion in the preceding quarter.<F1> While assets under management have reached an all time high, the Company has experienced increased pressure on operating margins as a result of major system conversions, Year 2000 efforts, and increased advertising and promotional initiatives.

After adjusting prior periods for the two-for-one stock split paid on January 15, 1998 diluted earnings per share for the quarter ended March 31, 1998 were $0.50 compared with $0.40 a year ago and $0.52 for the preceding quarter. <F2> Average diluted shares outstanding for the quarter were 253.1 million as compared to 253.0 million a year ago and 253.2 million for the previous quarter.<F2>

      Franklin Resources, Inc. provides global and domestic investment management, shareholder and distribution services to the Franklin Templeton mutual funds and institutional accounts, servicing over 8.2 million shareholders in over 100 different nations worldwide. Franklin's headquarters are located at 777 Mariners Island Blvd., San Mateo, CA.


--------------------------
<F1>    Based on simple monthly average.
<F2>    All prior  period  amounts have been  restated to reflect a  two-for-one stock split paid on January 15, 1998.

FRANKLIN RESOURCES, INC.
Consolidated Income Statements
(Dollar amounts in thousands
except assets under management
and per share data.)
                                    Three months ended     Six months ended
                                         March 31              March 31
                                   -------------------------------------------
                                         1998       1997      1998      1997
Operating revenues:

Investment management fees          $ 380,948  $ 305,586   $  757,411  $578,846
Underwriting and distribution fees    248,914    180,285      464,201   316,771
Shareholder servicing fees             39,399     28,797       77,005    53,625
Other                                   4,430      4,528        7,473     7,579
                                   -------------------------------------------
Total operating revenues              673,691    519,196    1,306,090   956,821
                                   -------------------------------------------

Operating expenses:
Underwriting and distribution         242,406    172,638      447,718   304,921
Compensation and benefits             132,744    106,783      266,035   206,354
Information systems, technology
  and occupancy                        45,862     29,395       92,458    55,199
Advertising and promotion              31,243     23,406       58,605    42,072
Amortization of deferred sales
  commissions                          26,525     11,530       50,421    22,166
Amortization of intangible assets       8,949      9,057       17,944    16,402
Other                                  22,538     22,363       42,043    40,134
                                   ---------------------------------------------
Total operating expenses              510,267    375,172      975,224   687,248
                                   ---------------------------------------------

Operating income                      163,424    144,024      330,866   269,573
                                   ---------------------------------------------
Other income (expense):
Investment and other income            11,596      6,087       26,571    25,695
Interest expense                       (3,826)    (5,756)      (9,978)  (13,929)
                                   ---------------------------------------------
Other income (expense), net             7,770        331       16,593    11,766
                                   ---------------------------------------------
Income before taxes on income         171,194    144,355      347,459   281,339
Taxes on income                        44,525     42,944       90,275    83,699
                                  ----------------------------------------------
Net income                           $126,669  $ 101,411     $257,184 $ 197,640
                                    ===========================================

Earnings per share: <F1>
     Basic                              $0.50      $0.40        $1.02     $0.79
     Diluted                            $0.50      $0.40        $1.02     $0.78

Dividends per share <F1>                $0.05      $0.04        $0.10     $0.08

Average shares outstanding
  (in thousands): <F1>
     Basic                            252,860    252,278      252,682   251,612
     Diluted                          253,058    253,014      253,181   252,746

Assets under management
  (in millions):
     End of period                   $241,964   $189,901     $241,964  $189,901
     Average for period <F2>         $229,409   $186,759     $225,581  $176,505


------------------------------
<F1>  All prior period amounts have been restated to reflect a two-for-one stock split paid on January 15, 1998.
<F2>  Based on simple monthly average.

Consolidated Income Statements
(Dollar amounts in thousands
except assets
under management and per share                Three months ended
data.)
                                  31-Mar-98   31-Dec-97   30-Sep-97  30-Jun-97   31-Mar-97

Operating revenues:
Investment management fees        $380,948     $376,463     $375,676    $337,966   $305,586
Underwriting and distribution
 fees                              248,914      215,287      222,597     195,744    180,285
Shareholder servicing fees          39,399       37,606       34,666      36,614     28,797
Other                                4,430        3,043          968       2,223      4,528
                                  --------------------------------------------------------------
Total operating revenues           673,691      632,399      633,907     572,547    519,196
                                  --------------------------------------------------------------
Operating expenses:
Underwriting and distribution      242,406      205,312      216,540     190,867    172,638
Compensation and benefits          132,744      133,291      125,339     115,476    106,783
Information systems and occupancy   45,862       46,596       48,720      31,474     29,395
Advertising and promotion           31,243       27,362       26,336      28,144     23,406
Amortization of deferred sales
  commissions                       26,525       23,896       18,526      18,773     11,530
Amortization of intangible assets    8,949        8,995        8,961       8,931      9,057
Other                               22,538       19,505       22,823      23,657     22,363
                                  ------------------------------------------------------------
Total operating expenses           510,267      464,957      467,245     417,322    375,172
                                  ------------------------------------------------------------
Operating income                   163,424      167,442      166,662     155,225    144,024
                                  ------------------------------------------------------------
Other income (expense):
Investment and other income         11,596       14,975       15,107       8,784      6,087
Interest expense                    (3,826)      (6,152)      (5,669)     (5,735)    (5,756)
                                  ------------------------------------------------------------
Other income (expense), net          7,770        8,823        9,438       3,049        331
                                  ------------------------------------------------------------
Income before taxes on income      171,194      176,265      176,100     158,274    144,355
Taxes on income                     44,525       45,750       50,865      47,086     42,944
                                    -----------------------------------------------------------
Net income                        $126,669     $130,515    $ 125,235   $ 111,188   $101,411
                                  =============================================================

Earnings per share: <F1>
     Basic                           $0.50        $0.52        $0.50      $0.44       $0.40
     Diluted                         $0.50        $0.52        $0.50      $0.44       $0.40

Dividends per share <F1>             $0.050       $0.050       $0.045     $0.045      $0.040

Average shares outstanding
  (in thousands): <F1>
     Basic                         252,860       252,692     252,112     252,186     252,278
     Diluted                       253,058       253,185     252,466     252,760     253,014

Assets under management
  (in millions):
     End of period                $241,964      $220,989    $225,952    $208,811    $189,901
     Average for period <F2>      $229,409      $220,606    $216,928    $198,174    $186,759


--------------------------
<F1> All prior period amounts have been restated to reflect a two-for-one  stock split paid on January 15, 1998.
<F2> Based on simple monthly average.


ASSETS UNDER MANAGEMENT


(In billions)                  31-Mar-98   31-Dec-97    30-Sep-97    30-Jun-97    31-Mar-97
------------------------------------------------------------------------------------------

Franklin Templeton Group:
    Equity:
      Global/international       $112.8     $99.2        $109.2       $99.0       $85.8
      Domestic (U.S.)              57.3      51.6          48.2        43.1        38.6
------------------------------------------------------------------------------------------
                                 $170.1     150.8         157.4       142.1       124.4
------------------------------------------------------------------------------------------

    Fixed income:
      Tax-free                     48.1      47.0          45.8        44.4        43.2
      Taxable:
         Domestic (primarily
            US Govt.)              15.7      15.5          15.1        15.1        15.4
         Global/international       4.1       3.8           4.0         3.5         3.1
------------------------------------------------------------------------------------------
                                   67.9      66.3          64.9        63.0        61.7
-----------------------------------------------------------------------------------------

    Money funds                     4.0       3.9           3.7         3.7         3.8

    ===========================================================================================
      Total Franklin
      Templeton Group            $242.0    $221.0        $226.0      $208.8      $189.9
    ===========================================================================================

